UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 22, 2011
(Date of earliest event reported)

ACCRES HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-33131 --------------------------------	06-1625312 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
----------------------------------
(Address of principal executive offices) (Zip Code)

(203) 403-0450
---------------------------------------------------------------
(Registrant’s telephone no., including area code)

---------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events..

On July 11, 2011 the Registrant acquired Accres Global AG, from Vela Heleen Holding GMBH and ZUG Investment Group AG for Eight Million Eight Hundred Seventy Five Thousand Twenty One (8,875,021) Series B Preferred Shares of Lexicon (the "Lexicon Shares"), each Preferred Shares is convertible to ten Common Shares of the Registrant and have the voting power equal to ten Common Shares of the Registrant.

On July 22, 2011 Vela Heleen Holding GMBH and ZUG Investment Group AG signed a Series B Preferred Stock Conversion Agreement to convert their Eight Million Eight Hundred Seventy Five Thousand Twenty One (8,875,021) Series B Preferred Shares, $0.001 par value of the Registrant for Eighty Eight Million Seven Hundred Fifty Thousand Two Hundred Ten (88,750,210) Common Shares, $0.001 par value of the Registrant.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                 Financial Statement and Exhibits.

Exhibit 10.1                       Series B Preferred Stock Conversion Agreement dated July 22, 2011.

SIGNATURE

ACCRES HOLDING, INC.
(Registrant)

Date: July 22, 2011	By: /s/ EDWARD MEIJERS
Edward Meijers
Chief Executive Officer and
Chairman of the Board
(Duly Authorized Officer)